Calculation of Filing Fee Tables
F-10
CANADIAN NATURAL RESOURCES LTD
Table 1: Newly Registered Securities
		Security Type	Security Class Title	Fee Calculation Rule or Instruction	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees to be Paid	1	Debt	Debt Securities	457(o)			$ 1,500,000,000.00	0.0001531	$ 229,650.00
Fees Previously Paid
			Total Offering Amounts:				$ 1,500,000,000.00		$ 229,650.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 229,650.00
Offering Note
[1]	There are being registered hereunder an indeterminate number of debt securities in one or more series of Canadian Natural Resources Limited (the "Registrant") as from time to time may be issued at prices determined at the time of issuance. Maximum aggregate offering price estimated solely for purposes of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the "Securities act").

Table 3: Combined Prospectuses
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
1	Debt	Debt Securities		$ 3,000,000,000.00	F-10	333-273475	07/31/2023
Prospectus Note
[1]	The prospectus contained herein relates to an aggregate of US$4,500,000,000 of securities, including, pursuant to Rule 429 under the Securities Act, US$3,000,000,000 of unsold securities that were previously registered the Registrant's Registration Statement on Form F-10 (File No. 333-273475), which became effective on July 31, 2023 (the "Prior Registration Statement"). This registration statement combines the $3,000,000,000 of unsold securities from the Prior Registration Statement with an additional $1,500,000,000 of debt securities to enable an aggregate $4,500,000,000 of debt securities to be offered pursuant to the combined prospectus. No separate registration fee is payable with respect to the $3,000,000,000 of unsold securities which were previously registered on the Prior Registration Statement.